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                                                                  EXHIBIT 99.1


                              AMENDED AND RESTATED
                               PATRIOT BANK CORP.
                        1996 STOCK - BASED INCENTIVE PLAN


     1. DEFINITIONS.

          (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Holding Company is a member or (ii) an unincorporated trade or business which is under common control with the Holding Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Sections 1563(a)(4) and (e)(3)(C).

          (b) "Award" means a grant of one or some combination of one or more Non-statutory Stock Options, Incentive Stock Options and Stock Awards under the provisions of this Plan.

          (c) "Bank" means Patriot Bank.

          (d) "Board of Directors" or "Board" means the board of directors of the Holding Company.

          (e) "Change in Control" means a change in control of the Bank or Holding Company of a nature that; (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation at 12 C.F.R. Section 303.4(a) with respect to the Bank and the Rules and Regulations promulgated by the Board of Governors of the Federal Reserve Board ("FRB") at 12 C.F.R. Section 225.41(b) with respect to the Holding Company, as in effect on the date hereof; (iii) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB at 12 C.F.R. Section 225.11, as in effect on the date hereof; or (iv) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company and any securities purchased by any tax qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the


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same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) a solicitation of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

          (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (g) "Committee" means a committee consisting of at least two (2) members of the Board of Directors who are defined as Outside Directors, all of whom are "disinterested directors" as such term is defined under Rule 16b-3 under the Exchange Act as promulgated by the Securities and Exchange Commission.

          (h) "Common Stock" means the Common Stock of the Holding Company, par value, $.01 per share

          (i) "Date of Grant" means the effective date of an Award.

          (j) "Disability" means any mental or physical condition with respect to which the Participant qualifies for and receives benefits for under a long-term disability plan of the Holding Company or an Affiliate, or in the absence of such a long-term disability plan or coverage under such a plan, "disability" shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the Participant from fulfilling his duties or responsibilities to the Holding Company or Affiliate.

          (k) "Dividend Equivalent Rights" means the right to receive a payment based upon the terms set forth in Section 10 hereof.

          (l) "Effective Date" means June 7, 1996.

          (m) "Employee" means any person who is employed by the Holding Company or an Affiliate. Directors who are employed by the Holding Company or an Affiliate shall be considered Employees under the Plan.

          (n) "Exercise Price" means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option.

          (o) "Extraordinary Dividend" means a distribution to stockholders by the Holding Company of earnings or stockholders' equity which: (i) exceeds net earnings for the period for which the distribution is paid and (ii) such distribution or any portion thereof will be


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treated by the stockholders receiving such distribution as a return of capital for federal income tax purposes.

          (p) "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the average of the high and low bid prices of the Common Stock as reported by the Nasdaq Stock Market ("NASDAQ"), American Stock Exchange ("AMEX") or the New York Stock Exchange ("NYSE") each as published in The Wall Street Journal, if published, on such date or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported. If the Common Stock is not reported on the NASDAQ, AMEX, or the NYSE, the Fair Market Value of the Common Stock is the value so determined by the Board in good faith.

          (q) "Holding Company" means Patriot Bank Corp.

          (r) "Incentive Stock Option" means an Option granted to a Participant, which is designated by the Committee as an Incentive Stock Option pursuant to
Section 7 hereof and which is intended to meet the requirements of Section 422 of the Code.

          (s) "Limited Right" means an Award granted to a Participant pursuant to Section 8 hereof.

          (t) "Non-statutory Stock Option" means an Option granted by the Committee to a Participant pursuant to Section 6 hereof, which is not designated by the Committee as an Incentive Stock Option or which is redesignated by the Committee under Section 7 hereof as a Non-statutory Stock Option, or which is designated as an Incentive Stock Option but which does not meet the requirements of Section 422 of the Code.

          (u) "Option" means an Incentive Stock Option or Non-statutory Stock Option.

          (v) "Outside Director" means a member of the Board of Directors of the Holding Company or an Affiliate, who is not also an Employee of the Holding Company or an Affiliate. Directors who are employed by the Holding Company or an Affiliate shall be considered Employees under the Plan.

          (w) "Participant" means any Employee or Outside Director who holds an outstanding Award under the terms of the Plan.

          (x) "Plan" means the Patriot Bank Corp. 1996 Stock-Based Incentive
Plan.

          (y) "Retirement" with respect to a Participant means termination of employment which constitutes retirement under any tax qualified plan maintained by the Bank. However, "Retirement" will not be deemed to have occurred for purposes of this Plan if a Participant continues to serve on the Board of Directors of the Holding Company or its Affiliates even if such Participant is receiving benefits under any tax-qualified retirement plan of the Holding Company or its Affiliates. With respect to an Outside Director, "Retirement" means the termination of service from the Board of Directors of the Holding Company or an Affiliate following written notice to the Board as a whole of such Outside Director's intention to retire, or


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Retirement as determined by the Holding Company or applicable Affiliate's bylaws, or by reaching age 65, except that an Outside Director shall not be deemed to have "Retired" for purposes of the Plan in the event he continues to serve as a consultant to the Board or as an advisory director.

          (z) "Stock Awards" means an Award granted to a Participant based upon the terms of Section 9 hereof.

          (aa) "Termination for Cause" shall mean, in the case of an Outside Director, removal from the Board of Directors, or in the case of an Employee termination of employment, in both such cases as determined by the Board of Directors, because of a material loss to the Holding Company or an Affiliate caused by the Participant's intentional failure to perform stated duties, personal dishonesty, willful violation of any law, rule, regulation, (other than traffic violations or similar offenses) or final cease and desist order. No act, or the failure to act, on Participant's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Holding Company or an Affiliate.

          (ab) "Trust" means a trust established by the Board in connection with this Plan to hold Plan assets for the purposes set forth herein.

          (ac) "Trustee" means that person or persons and entity or entities approved by the Board to hold legal title to any of the Trust assets for the purposes set forth herein.

     2. ADMINISTRATION.

          (a) The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to grant Awards to Employees and Outside Directors and establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and on their legal representatives and beneficiaries.

     3. TYPES OF AWARDS.

     The following Awards and related rights may be granted under the Plan:

          (a) Non-statutory Stock Options;

          (b) Incentive Stock Options;

          (c) Limited Rights;

          (d) Stock Awards

          (e) Dividend Equivalent Rights

as described below in paragraphs 6 through 13 of the Plan.

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     4. STOCK SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section 17, the maximum number of shares reserved for Awards under the Plan is 527,677 which number may not exceed 14% of the outstanding shares of the Common Stock determined immediately as of the Effective Date. Subject to adjustment as provided in Section 17, the maximum number of shares reserved hereby for purchase pursuant to the exercise of Options and Option-related Awards granted under the Plan is 376,912, which number may not exceed 10% of the outstanding shares of Common Stock as of the Effective Date. Subject to adjustment as provided in Section 17 hereof, the maximum number of the shares reserved for award as Stock Awards is 150,765 which number may not exceed 4% of the outstanding shares of Common Stock as of the Effective Date. These shares of Common Stock may be either authorized but unissued shares or authorized shares previously issued and reacquired by the Holding Company. To the extent that Options and Stock Awards are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Options terminate, expire, are forfeited or are cancelled without having been vested or exercised (in the case of Limited Rights, exercised for cash), new Awards may be made with respect to these shares.

     5. ELIGIBILITY.

     Subject to the terms herein, all Employees and Outside Directors shall be eligible to receive Awards under the Plan.

     6. NON-STATUTORY STOCK OPTIONS.

     The Committee may, subject to the limitations of the Plan and the availability of shares reserved but unawarded under this Plan, from time to time, grant Non-statutory Stock Options upon such terms and conditions as it may determine. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

          (a) Exercise Price. The Exercise Price of each Non-statutory Stock Option shall be determined by the Committee on the date the Date of Grant. Such Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Common Stock underlying such Non-statutory Stock Options may be purchased only upon full payment of the Exercise Price in a manner provided for pursuant to Section 13 of the Plan.

          (b) Terms of Non-Statutory Stock Options. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable. The Common Stock comprising each installment may be purchased in whole or in part at any time during the term of such Non-statutory Stock Option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. The acceleration of any Non-statutory Stock Option under the authority of this paragraph will create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Non-statutory Stock Options.


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          (c) Non-Transferability. Unless otherwise determined by the Committee in accordance with this Section 6(c), Non-statutory Stock Options shall not be transferred, assigned, hypothecated, or disposed of in any manner by a Participant other than by will or the laws of intestate succession. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-statutory Stock Option if such transfer or assignment is, in the determination of the Committee, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act. For the purposes of this Section 6(c) a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable intervivos trust as to which the Participant is both the settlor and trustee, or
(b) a transfer for no consideration to: (i) any member of the Participant's Immediate Family, (ii) any trust solely for the benefit of members of the Participant's Immediate Family, (iii) any partnership whose only partners are members of the Participant's Immediate Family, and (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant's Immediate Family. For purposes of this Section 6(c), "Immediate Family" includes, but is not necessarily limited to, a Participant's parents, spouse, children, and grandchildren and great-grandchildren. Nothing contained in this Section 6(c) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-statutory Stock Option or portion thereof, and approval to transfer or assign any Non-statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-statutory Stock Option or portion thereof. The transferee or assignee of any Non-statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-statutory Stock Option immediately prior to the transfer or assignment and shall be subject to the rules and regulations proscribed by the Committee with respect to such Non-statutory Stock Option. The Committee may limit the amount of any Non-statutory Stock Option, whether as to number or percentage of underlying shares, for which permission to transfer or assign is otherwise granted.

          (d) Termination of Employment or Service or Change in Control. Unless otherwise determined by the Committee, upon the termination of a Participant's employment or service for any reason other than Disability, death, Retirement, Change in Control or Termination for Cause, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination and only for a period of eighteen (18) months following termination. Notwithstanding any provisions set forth herein or contained in any Agreement in the event of a Change in Control or in the event of a termination of a Participant's employment or service due to Retirement, Disability or death, all Non-statutory Stock Options held by such Participant shall immediately vest and be exercisable for a period of eighteen (18) months after such termination of employment or service. Unless otherwise determined by the Committee, in the event of a Change in Control or the termination of a Participant's employment or service due to Retirement, all vested Non-statutory Stock Options held by such Participant shall continue to remain exercisable in accordance with the Agreement and all unexercisable Non-statutory Stock Options shall continue to vest or become exercisable in accordance with the Agreement provided such Participant is engaged by the Holding Company or an Affiliate as a consultant or advisor or serves as a director or advisory director to the Holding Company or an Affiliate. Notwithstanding any provisions set forth herein or contained in any Agreement, in the event of a Termination for Cause, all rights under the Participant's Non-statutory Stock Options shall expire immediately upon such Termination for Cause.


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     7. INCENTIVE STOCK OPTIONS.

     The Committee may, subject to the limitations of the Plan and the availability of shares reserved but unawarded in the Plan, from time to time, grant Incentive Stock Options to Employees. Incentive Stock Options granted under this Plan shall be subject to the following terms and conditions:

          (a) Exercise Price. The Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. However, if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than 10% of the total combined voting securities of the Holding Company ("10% Owner"), the Exercise Price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant. Shares of Common Stock may be purchased only upon payment of the full Exercise Price in a manner provided for pursuant to Section 13 of the Plan.

          (b) Amounts of Incentive Stock Options. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. In the case of a stock option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Holding Company or an Affiliate exceeds $100,000 or such higher value as may be permitted under Section 422 of the Code, such Options in excess of such limit shall be treated as Non-statutory Stock Options. The Committee shall have discretion to redesignate Stock Options granted as Incentive Stock Options as Non-statutory Stock Options. Such Non-statutory Stock Options shall be subject to Section 6 of the Plan.

          (c) Terms of Incentive Stock Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five (5) years from the Date of Grant.

     The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and any terms or conditions which must be satisfied prior to the Incentive Stock Option becoming exercisable. Any such terms or conditions shall be fixed by the Committee as of the Date of the Grant. The shares comprising each installment may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part. The acceleration of any Incentive Stock Option under the authority of this paragraph will create no right, expectation or reliance on the part of any other Employee or that certain Employee regarding any other unaccelerated Incentive Stock Options.


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          (e) Transferability. No Incentive Stock Option shall be transferable except by will or the laws of the descent and distribution and is exercisable, during his lifetime, only by the Employee to whom it is granted. The designation of a beneficiary does not constitute a transfer.

          (f) Termination of Employment or Change in Control. Unless otherwise determined by the Committee, upon the termination of an Employee's service for any reason other than Disability, death, Retirement, Change in Control or Termination for Cause, the Employee's Incentive Stock Options shall be exercisable only as to those Incentive Stock Options that were immediately exercisable by the Employee at the date of termination and only for a period of three (3) months following termination. Notwithstanding any provisions set forth herein or contained in any Agreement in the event of a Change in Control or in the event of a termination of an Employee's service for Retirement, Disability or death, all Incentive Stock Options shall immediately vest and be exercisable for one (1) year after such termination. Unless otherwise determined by the Committee, in the event of termination of an Employee's service due to Retirement, all vested Incentive Stock Options held by such Employee shall continue to remain exercisable in accordance with the Agreement and all unexercisable Incentive Stock Options shall continue to vest or become exercisable in accordance with the Agreement provided that such Employee is engaged by the Holding Company or an Affiliate as a consultant or advisor or serves as a director or advisory director to the Holding Company or an Affiliate. In the event of an Employee's Termination for Cause, all unvested rights under the Employee's Incentive Stock Options shall expire immediately upon the effective date of such Termination for Cause.

          (g) Compliance with Code. The Incentive Stock Options granted under this Section 7 of the Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, but the Holding Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code. Unless otherwise determined by the Committee prior to the exercise of any Option, all Incentive Stock Options that do not so qualify shall be treated as Non-statutory Stock Options.

     8. LIMITED RIGHTS.

     Simultaneously with the grant of any Option, the Committee may grant a Limited Right with respect to all or some of the shares covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:

          (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six (6) months from the Date of Grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control that is not accounted for as a "pooling of interests", as that term is opined upon by a certified public accountant chosen by the Holding Company or an Affiliate. The Limited Right may be exercised only when the underlying Option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the Exercise Price of the underlying Option.

     Upon exercise of a Limited Right, the underlying Option shall cease to be exercisable and shall be cancelled. Upon exercise or termination of an Option, any related Limited Rights shall


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terminate. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

          (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Holding Company or an Affiliate an amount of cash equal to the difference between the Exercise Price of the underlying option and the Fair Market Value of the Common Stock subject to such Option on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. Payments shall be less an applicable tax withholding as set forth in Section 18 hereof.

     9. STOCK AWARDS

     The Committee may, subject to the limitations of the Plan, from time to time, make a Award of some number of shares of Common Stock to Participants. The Stock Awards shall be made subject to the following terms and conditions:

          (a) Payment of the Stock Award. Stock Awards may only be made in whole shares of Common Stock. Shares used in payment may only be granted from shares reserved under the Plan and available for award at the time the Stock Award is made.

          (b) Terms of Stock Awards. The Committee shall determine the dates on which Stock Awards granted to a Participant shall vest and any terms or conditions which must be satisfied prior to the vesting of any installment or portion of a Stock Award. Any such terms or conditions shall be fixed by the Committee as of the date of the Grant. The Committee, notwithstanding other paragraphs in this Section, in its sole discretion may accelerate the vesting of any Stock Award. The acceleration of any Stock Award under the authority of this paragraph will create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Stock Awards.

          (c) Certification of Attainment of the Performance Goal. No Stock Award or portion thereof that is subject to a performance goal is to be distributed to an Employee until the Committee certifies that the underlying performance goal has been achieved, or in the case of an Outside Director, until an independent third party presents a certification to the Board of Directors that the underlying performance goal associated with a Stock Award has been achieved.

          (d) Termination of Employment or Service or Change in Control. Unless otherwise determined by the Committee, upon the termination of a Participant's employment or service for any reason other than Disability, death, Retirement or Termination for Cause, the Participant's unvested Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void. Notwithstanding any provisions set forth herein or contained in any Stock Award Agreement in the event of termination of the Participant's service due to a Change in Control, Retirement, Disability or death, all unvested Stock Awards held by such Participant shall immediately vest. Unless otherwise determined by the Committee, in the event of termination of a Participant's service or employment due to Retirement, all unvested Stock Awards shall continue to vest or be earned in accordance with the terms of the Stock Award Agreement provided that such


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Participant is engaged by the Holding Company or an Affiliate as a consultant or advisor or serves as a director or advisory director to the Holding Company or an Affiliate. Notwithstanding any provisions set forth herein or contained in any Stock Award Agreement, in the event of the Participant's Termination for Cause, all unvested Stock Awards held by such Participant as of the effective date of such Termination for Cause shall be forfeited and any rights such Participant had to such unvested Stock Awards shall become null and void.

          (e) Accrual of Dividends. Whenever shares of Common Stock underlying a Stock Award are distributed to a Participant or a beneficiary thereof under the Plan, such Participant or beneficiary shall also be entitled to receive, with respect to each such share distributed, a payment equal to any cash dividends and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock between the date the relevant Stock Award was granted and the date the Stock Awards are being distributed. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any cash dividends paid out.

          (f) Voting of Stock Awards. After a Stock Award has been granted, the Participant shall be entitled to direct the Trustee as to the voting of the Common Stock which the Stock Award covers but which has not yet been earned and distributed to the Participant pursuant to the Plan, subject to the rules and procedures adopted by the Committee for this purpose. All shares of Common Stock held by the Trust as to which Participants are not entitled to direct, or have not directed, the voting, shall be voted by the Trustee in the same proportion as Common Stock covered by Stock Awards which have been awarded and voted.

     10. DIVIDEND EQUIVALENT RIGHTS

     Simultaneously with the grant of any Option, the Committee may grant a Dividend Equivalent Right with respect to all or a portion of the shares covered by such Option. Dividend Equivalent Rights granted under this Plan are subject to the following terms and conditions:

          (a) Terms of Rights. The Dividend Equivalent Right provides the Participant with a cash benefit equal to the amount of any Extraordinary Dividend declared by the Holding Company on shares of Common Stock subject to an Option. The Dividend Equivalent Right is transferable only when the underlying Option is transferable and under the same conditions.

          (b) Payment. Upon the payment of an Extraordinary Dividend, the holder of a Dividend Equivalent Right shall promptly receive from the Holding Company or an Affiliate an amount of cash or some other payment option authorized by
Section 13, equal to the amount of the Extraordinary Dividend paid on one share of Common Stock, multiplied by the number of shares of Common Stock subject to the underlying Option. Payments shall be decreased by the amount of any applicable tax withholding prior to distribution to the Participant as set forth in Section 18.

     11. EQUITABLE ADJUSTMENT RIGHT

     Simultaneously with the grant of any Option under this Plan, in the alternative to a Dividend Equivalent Right the Committee may grant an Equitable Adjustment Right.


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     Upon the payment of an Extraordinary Dividend, the Committee may adjust the number of shares and/or the Exercise Price of the Options underlying the Equitable Adjustment Right, as the Committee deems appropriate.

     12. PAYOUT ALTERNATIVES

     Payments due to a Participant upon the exercise or redemption of an Award, may be made under the following terms and conditions:

          (a) Discretion of the Committee. The Committee has the sole discretion to determine what form of payment (whether monetary, Common Stock, a combination of payout alternatives or otherwise) it shall use in making distributions or payments for all Awards. If the Committee requests any or all Participants to make an election as to form of payment or distribution, it shall not be considered bound by the election.

          (b) Payment in the form of Common Stock. Any shares of Common Stock tendered in satisfaction of an obligation arising under this Plan shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the issuance of such stock to the Participant.

     13. METHOD OF EXERCISE

     Subject to any applicable Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms, including, without limitation, payment by delivery cash, Common Stock or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash, shares of Common Stock and other consideration, as the Committee may specify in the applicable Agreement.

     14. RIGHTS OF A PARTICIPANT

     No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing in this Plan or in any Agreement confers on any person any right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate a Participant's services as an employee or outside director at any time.

     15. AGREEMENT WITH GRANTEES.

     Each Award will be evidenced by a written agreement ("Agreement"), executed by the Participant and the Holding Company or an Affiliate that describes the terms and conditions for receiving the Award including the date of Award, the Exercise Price if any, the term or other applicable periods, and other terms and conditions as may be required or imposed by the Plan, the Board of Directors, tax law consideration or applicable securities law.

     16. DESIGNATION OF BENEFICIARY.

     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

     17. DILUTION AND ADJUSTMENTS.

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

          (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie Awards under the Plan;

          (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Awards already made or available for grant under the Plan; or

          (c) adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options, Dividend Equivalent Rights or any Limited Rights attached to such Options.

     No such adjustments under this Section 17 may, however, materially change the value of benefits available under the Plan or to a Participant under a previously granted Award. All awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

     18. TAX WITHHOLDING.

     Awards under this Plan shall be subject to tax withholding to the extent required by any governmental authority. Any withholding shall comply with Rule 16b-3 or any amendment or successive rule. Shares of Common Stock withheld to pay for tax withholding amounts shall be valued at their Fair Market Value on the date the Award is deemed taxable to the Participant.

     19. AMENDMENT OF THE PLAN AND AWARDS.

     The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options , unless permitted by the rules and regulations or staff pronouncements promulgated under the Code shall be submitted for shareholder approval to the extent required by such law, regulation or interpretation.

     Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

     No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

     The Committee may amend any Agreement, prospectively or retroactively; provided, however, that no such amendment shall impair the rights of any Participant without the Participant's consent.

     19. EFFECTIVE DATE OF PLAN.

     The Plan became effective on June 7, 1996.

     20. TERMINATION OF THE PLAN.

     The right to grant Awards under the Plan will terminate upon the earlier of
(i) ten (10) years after the Effective Date or (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options, or the distribution of Stock Awards which together with the exercise of Limited Rights is equivalent to the maximum number of shares reserved under the Plan as set forth in Section
4. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant or Outside Director, adversely affect his vested rights under a previously granted Award.

     21. APPLICABLE LAW.

     The Plan will be administered in accordance with the laws of the State of Delaware and applicable federal law.

     22. DELEGATION OF AUTHORITY

     The Committee may delegate all authority for: the determination of forms of payment to be made by or received by the Plan; the execution of an Agreement, ; the determination of Fair Market Value; the determination of all other aspects of administration of the plan to the executive officer(s) of the Holding Company or an Affiliate. The Committee may rely on the descriptions, representations, reports and estimate provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan, including the attainment of performance goals. However, only the Committee or a portion of the Committee may certify the attainment of a performance goal.

         IN WITNESS WHEREOF, Patriot Bank Corp. has amended and restated this Plan, to be executed by a designee of the Board of Directors its duly corporate seal to be affixed and duly attested, effective as of the 22nd day of May, 1997.

ADOPTED BY THE BOARD OF DIRECTORS:

                                      PATRIOT BANK CORP.


        5-22-97                       By: /s/ Gary N. Gieringer
--------------------------                -------------------------------------
         Date                            Gary N. Gieringer for the Entire Board
                                         of Directors



APPROVED BY STOCKHOLDERS:


        ---------                     By: /s/ Paulette A. Strunk
--------------------------                -------------------------------------
         Date                             Paulette A. Strunk
                                          Secretary



AS AMENDED AND RESTATED BY
THE BOARD OF DIRECTORS:


        5-22-97                       By: /s/ Gary N. Gieringer
--------------------------                -------------------------------------
         Date                             Gary N. Gieringer for the Entire Board
                                          of Directors



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